Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of Southcross Energy Partners, L.P. (“the Partnership”) and the carve-out historical financial statements of the TexStar Rich Gas System (as defined below) to illustrate the effect of the transaction described below. The pro forma financial statements were based on, and should be read in conjunction with, the:

•	accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•	consolidated financial statements of the Partnership for the year ended December 31, 2013 and the notes relating thereto, included in the Partnership’s 2013 Annual Report on Form 10-K;

•	unaudited condensed consolidated financial statements of the Partnership for the six months ended June 30, 2014 and 2013, and the notes relating thereto, included in the Partnership’s June 30, 2014 Quarterly Report on Form 10-Q; and

•	consolidated financial statements of the TexStar Rich Gas System, a carve-out of TexStar Midstream Services, LP, for the years ended December 31, 2013 and 2012 and for the six months ended June 30, 2014 and 2013, and the notes relating thereto, included elsewhere in this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (a) directly attributable to the contribution of the TexStar Rich Gas System, (b) factually supportable and (c) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations, or the pro forma statements of operations, for the year ended December 31, 2013 and for the six months ended June 30, 2014, give effect to the contribution of the TexStar Rich Gas System to the Partnership as if it occurred on January 1, 2013. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet, or the pro forma balance sheet, as of June 30, 2014, gives effect to the contribution of the TexStar Rich Gas System to the Partnership as if it occurred on June 30, 2014.

The pro forma financial statements have been prepared under the rules and regulations of the Securities and Exchange Commission. As further described below, management concluded that the Partnership was the predecessor for accounting purposes for periods prior to August 4, 2014.

The pro forma financial statements have been presented for informational purposes only and are based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. These pro forma financial statements are not necessarily indicative of what the combined entity’s results of operations and financial position would have been had the transactions been completed on the dates indicated. The Partnership has incurred and expects to incur additional costs to integrate the TexStar Rich Gas System into the Partnership’s businesses. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined entity.

Description of the Transactions

The Partnership is a Delaware limited partnership formed in April 2012. Its common units are listed on the New York Stock Exchange under the symbol “SXE.”

On August 4, 2014, TexStar Midstream Services, LP (“TexStar”) contributed to the Partnership its Rich Gas System (the “TexStar Rich Gas System”) (the “Contribution”). In exchange for the Contribution, the Partnership paid $80 million in cash, assumed $100 million of debt (which was immediately repaid through a new term loan agreement entered into by the Partnership in connection with the Contribution) and issued 14,633,000 of its Class B Convertible Units (the “Class B Convertible Units”). The total transaction was valued at approximately $450 million, which was based on the volume weighted average trading price of the Partnership’s common units for the 10 trading day period ending the business day prior to signing of the transaction. The TexStar Rich Gas System consists of a cryogenic processing plant, located in Bee County, Texas, and rich natural gas gathering and residue pipelines across the core producing areas extending from Dimmit to Karnes Counties in the liquids-rich window of the Eagle Ford shale. These pipelines are operated under split-capacity joint ventures with Atlas Pipeline Partners, L.P.

In connection with the consummation of the Contribution, on August 4, 2014, the Partnership entered into (a) a Third Amended and Restated Revolving Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., as Documentation Agent, and a syndicate of lenders, which is a $200 million revolving credit facility (the “Third A&R Credit Agreement”) and (b) a Term Loan Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, and a syndicate of lenders, which is a $450 million facility (the “Term Loan Agreement”). All of the assets of the TexStar Rich Gas System have been pledged as collateral under the Third A&R Credit Agreement and the Term Loan Agreement.

The initial borrowings and extensions of credit under the Term Loan Agreement were used to finance the acquisition of the TexStar Rich Gas System (including the immediate repayment of the $100 million of debt assumed in connection with the Contribution), as well as the repayment of certain of the Partnership’s existing debt and the payment of fees and expenses in connection with the new debt arrangements and ongoing working capital and other general partnership purposes. No amounts were initially drawn on the Third A&R Credit Agreement.

Contemporaneous with the Contribution, Southcross Holdings LP, a newly formed Delaware limited partnership (“Holdings”) acquired 100% of the equity of Southcross Energy Partners GP, LLC, a Delaware limited liability company and the Partnership’s general partner (“General Partner”) and a controlling equity interest in the Partnership. This transaction is being accounted for under the acquisition method of accounting in the consolidated financial statements of Holdings, whereby Holdings will be recording the Partnership’s assets acquired and liabilities assumed at fair value. However, because less than 80% of the equity interests in the Partnership were acquired, push down accounting of Holdings’s basis in the Partnership was prohibited in the Partnership’s consolidated financial statements. No pro forma adjustments have been made in the pro forma financial statements related to the transactions at the Holdings level.

Also, in connection with the Partnership’s change in control, all of the holders of the 1,832,399 Series A convertible preferred units elected to convert those units to 2,015,638 common units based on the 110.0% exchange ratio. No pro forma adjustments have been made in the pro forma financial statements for such conversion.

Additionally, because the TexStar Rich Gas System was under common control of TexStar, the Partnership recorded the TexStar Rich Gas System at TexStar’s historical cost. Thus, the difference between consideration paid and the TexStar Rich Gas System’s historical cost (net book value) at August 4, 2014 was recorded as a reduction to partners’ capital on a pro-rata basis. Management concluded that the Partnership was the predecessor for accounting purposes for periods prior to August 4, 2014, the date on which the Contribution was consummated.

SOUTHCROSS ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

JUNE 30, 2014

(in thousands)

	Southcross Energy Partners, L.P. Historical	TexStar Rich Gas System Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$10,908	$—	$(80,000)	(a)	$44,052
			450,000	(b)
			(100,000)	(b)
			(226,850)	(b)
			(16,859)	(b)
			6,853	(c)
Trade accounts receivable	63,925	2,032	—		65,957
Accounts receivable – affiliates	—	11,582	—		11,582
Prepaid expenses	1,285	444	—		1,729
Other current assets	6,588	—	—		6,588

Total current assets	82,706	14,058	33,144		129,908
Property, plant and equipment, net	662,755	253,387	—		916,142
Intangible assets, net	1,539	—	—		1,539
Investments in joint ventures	—	153,137	—		153,137
Other assets	5,280	3,921	10,622	(b)(d)	19,823

Total assets	$752,280	$424,503	$43,766		$1,220,549

LIABILITIES, PREFERRED UNITS AND PARTNERS’ CAPITAL
Current liabilities:
Current notes payable	$—	$405	$—		$405
Current maturities of long-term debt	—	1,790	(1,790)	(b)	—
Accounts payable and accrued liabilities	84,214	13,228	1,230	(e)	98,672
Accounts payable – affiliates	—	477	—		477
Other current liabilities	5,984	—	—		5,984

Total current liabilities	90,198	15,900	(560)		105,538
Long-term debt, net of current maturities	226,850	177,204	450,000	(b)	450,000
			(177,204)	(b)
			(226,850)	(b)
Other non-current liabilities	2,256	—	—		2,256

Total liabilities	319,304	193,104	45,386		557,794

Commitments and contingencies
Series A convertible preferred units (1,832,399 units issued and outstanding)	46,805	—	—		46,805

Partners’ capital:
Common units (21,163,713 units authorized; 21,465,046 units outstanding)	289,465	—	(46,684)	(f)	242,781
Class B convertible units (14,633,000 units authorized and outstanding)	—	—	324,414	(a)	295,997
			(28,417)	(f)
Subordinated units (12,213,713 units authorized and outstanding)	87,887	—	(24,357)	(f)	63,530
General Partner interest	8,819	—	(2,030)	(f)	13,642
			6,853	(c)
Parent company net investment	—	231,399	(231,399)	(g)	—

Total partners’ capital	386,171	231,399	(1,620)		615,950

Total liabilities, preferred units and partners’ capital	$752,280	$424,503	$43,766		$1,220,549

See accompanying notes to unaudited condensed combined consolidated financial statements

SOUTHCROSS ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(in thousands, except per unit data)

	Southcross Energy Partners, L.P. Historical	TexStar Rich Gas System Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Revenues	$408,654	$7,563	$—		$416,217
Revenues – affiliates	—	2,928	—		2,928

Total revenues	408,654	10,491	—		419,145

Expenses:
Cost of natural gas and liquids sold	355,229	—	—		355,229
Operations and maintenance	22,606	6,774	—		29,380
Depreciation and amortization	17,506	7,859	—		25,365
General and administrative	12,796	1,428			14,224
Gain on sale of assets	(42)	—	—		(42)

Total expenses	408,095	16,061	—		424,156

Income (loss) from operations	559	(5,570)	—		(5,011)

Other income (expense):
Equity in losses of joint ventures	—	(6,532)	—		(6,532)
Interest expense, net	(4,744)	(7,349)	(1,084)	(h)	(13,177)

Total other expense	(4,744)	(13,881)	(1,084)		(19,709)

Loss before income tax expense	(4,185)	(19,451)	(1,084)		(24,720)
Income tax expense	(64)	(19)	—		(83)

Net loss	(4,249)	(19,470)	(1,084)		(24,803)
Series A convertible preferred unit in-kind distribution	(1,272)				(1,272)
Series A preferred unit valuation adjustment to maximum redemption value	(5,029)				(5,029)

Net loss attributable to partners	$(10,550)	$(19,470)	$(1,084)		$(31,104)

Allocation of net loss attributable to:
Limited partners’ interest in net loss	$(10,466)				$(30,482)
General partners’ interest in net loss	(84)				(622)

Earnings per unit:
Net loss allocated to limited partner common units	$(8,398)				$(14,308)
Weighted average number of limited partner common units outstanding	19,887,523				19,887,523
Loss per common unit	$(0.42)				$(0.72)
Net loss allocated to limited partner Class B convertible units					$(8,709)
Net loss allocated to limited partner subordinated units	$(2,068)				$(7,465)
Weighted average number of limited partner subordinated units outstanding	12,213,713				12,213,713
Loss per subordinated unit	$(0.17)				$(0.61)

See accompanying notes to unaudited condensed combined consolidated financial statements

SOUTHCROSS ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per unit data)

	Southcross Energy Partners, L.P. Historical	TexStar Rich Gas System Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Revenues	$634,722	$5,501	$—		$640,223
Revenues – affiliates	—	1,304	—		1,304

Total revenues	634,722	6,805	—		641,527

Expenses:
Cost of natural gas and liquids sold	541,176	—	—		541,176
Operations and maintenance	41,254	2,583	—		43,837
Depreciation and amortization	33,548	1,193	—		34,741
General and administrative	21,764	1,825			23,589

Total expenses	637,742	5,601	—		643,343

Income (loss) from operations	(3,020)	1,204	—		(1,816)

Other income (expense):
Equity in losses of joint ventures	—	(10,456)	—		(10,456)
Interest expense, net	(12,590)	(2,669)	(710)	(h)	(15,969)
Gain on sale of assets	25	—	—		25

Total other expense	(12,565)	(13,125)	(710)		(26,400)

Loss before income tax expense	(15,585)	(11,921)	(710)		(28,216)
Income tax expense	(385)	(5)	—		(390)

Net loss	(15,970)	(11,926)	(710)		(28,606)
Series A convertible preferred unit in-kind distribution	(1,633)	—			(1,633)
Series A preferred unit valuation adjustment to maximum redemption value	(37)	—			(37)

Net loss attributable to partners	$(17,640)	$(11,926)	$(710)		$(30,276)

Allocation of net loss attributable to:
Limited partners’ interest in net loss	$(17,321)				$(29,670)
General partners’ interest in net loss	(319)				(606)

Earnings per unit:
Net loss allocated to limited partner common units	$(8,683)				$(13,927)
Weighted average number of limited partner common units outstanding	12,224,997				12,224,997
Loss per common unit	$(0.71)				$(1.14)
Net loss allocated to limited partner Class B convertible units					$(8,477)
Net loss allocated to limited partner subordinated units	$(8,638)				$(7,266)
Weighted average number of limited partner subordinated units outstanding	12,213,713				12,213,713
Loss per subordinated unit	$(0.71)				$(0.59)

See accompanying notes to unaudited condensed combined consolidated financial statements

SOUTHCROSS ENERGY PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(a)	To reflect the $80 million in cash paid to TexStar, the assumption of $100 million of debt and the issuance of 14,633,000 of the Partnership’s Class B Convertible Units at an issue price of $22.17, the closing price of the Partnership’s common units on August 4, 2014 in connection with the Contribution. The total consideration paid was approximately $450 million, which was based on the volume weighted average trading price of the Partnership’s common units for the 10 trading day period ending the business day prior to signing of the transaction.

(b)	To reflect the gross proceeds received from the Term Loan Agreement of $450 million, the payment of financing costs of $16.9 million (recorded in other long-term assets), the repayment of the $100 million of debt assumed in the Contribution and the repayment of outstanding debt under the Partnership’s previous credit facility. The $79.0 million of debt recorded on the Rich Gas System’s June 30, 2014 balance sheet was not assumed by the Partnership and thus was recorded within partners’ capital as a pro forma adjustment. See note (f).

(c)	To reflect the General Partner units issued in connection with the issuance of the Class B Convertible Units in order to maintain the General Partner’s interest at 2% for a total of $6.9 million, which was issued at $22.17 per unit, the closing price of the Partnership’s common units on August 4, 2014.

(d)	To reflect the adjustment to deferred financing costs for (i) the write-off of a portion of old deferred financing costs at the Partnership of $2.3 million in connection with the refinancing and (ii) the write-off of deferred financing costs at the TexStar Rich Gas System of $3.9 million (as these assets were not received by the Partnership for accounting purposes).

(e)	To reflect the accrual for transaction costs of $1.2 million, consisting of auditor fees, advisory and other transaction-related costs. These transaction costs are excluded from the pro forma statements of operations because they reflect non-recurring charges not expected to have a continuing impact on the combined results.

(f)	To reflect the net adjustment for a (i) $173.0 million decrease to partners’ capital on a pro-rata basis for the amount of the consideration paid for the TexStar Rich Gas System over the net book value of TexStar’s historical cost of the TexStar Rich Gas Systems’s net assets and liabilities at the balance sheet date, (ii) $79.0 million increase to partners’ capital on a pro-rata basis for the amount of the TexStar Rich Gas System’s debt reflected on its carve-out financial statements as of the balance sheet date in excess of the $100 million assumed by the Partnership, (iii) $1.2 million decrease to partners’ capital on a pro-rata basis for the estimated transaction costs (exclusive of the $16.9 million of financing costs discussed in note (b)), (iv) $2.3 million decrease to partners’ capital on a pro-rata basis for the write-off of a portion of old deferred financing costs at the Partnership in connection with the refinancing and (v) $3.9 million decrease to partners’ capital on a pro-rata basis for the write-off of deferred financing costs at the TexStar Rich Gas System (as these assets were not received by the Partnership for accounting purposes).

(g)	To reflect the net adjustment to the parent company net investment for the TexStar Rich Gas System as this amount is eliminated in connection with the Contribution.

(h)	To reflect the net adjustment to interest expense for the changes in outstanding debt, interest rates and deferred financing costs. Such amount was determined utilizing an interest rate of approximately 5.3% on the outstanding amounts under the Term Loan Agreement, which is LIBOR plus an applicable margin or a base rate as defined in the Term Loan Agreement.